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                                                                   EXHIBIT 10.12


                               [WEATHERLABS LOGO]

                   DOUBLE WEBSITE WEATHER DATA LICENSE AGREEMENT

    This Agreement, dated November 5, 1998 between WeatherLabs, Inc., a wholly owned subsidiary of Digital Courier Technologies, Inc., a Delaware corporation, with its principal place of business at 187 Fremont St., San Francisco, California ("WeatherLabs"), and, Internet Century with its principal place of business at 400 E. VanBuren Ste. 545, Phoenix, AZ 85004 ("Company").

WITNESSETH:

    WHEREAS, Company desires to provide its electronic subscribers on the Internet's Worldwide Web with weather data, weather content and related weather services

    WHEREAS, WeatherLabs is in the business of providing weather information worldwide to companies for distribution to end-users.

AGREEMENT:

    NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the parties agree as follows:

1.  Provision of Services.

    (a) WeatherLabs will license weather data to Company in the format set forth in Exhibit A to this Agreement (the "Weather Data"). Subject to the availability of an online connection to the Internet communications infrastructure (the "Internet"), the Weather Data will be provided to Company on a schedule set forth in Exhibit A for selected U.S. and/or International city locations (defined in Exhibit B). Company may only use the Weather Data to respond to requests for weather information from its users or subscribers on the following Worldwide Web site address (the "Licensee Web Site") with a URL that resolves to: * see below. Company may not modify or alter the Weather Data in any manner, except to display the Weather Data on the Licensee Web Site in the form of a Hypertext Markup Language (HTML) template format set forth in Exhibit C to this Agreement. In the event Company desires to present the Weather Data to its subscribers in a format other than that set forth in Exhibit C, then Company must have such new format approved in writing by WeatherLabs prior to its use, which approval WeatherLabs shall not unreasonably withhold or delay.



* Quepasa.com
  Netcentury.com

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    (b) WeatherLabs will commence providing Company with Weather Data within 30 days after receiving a written request from Company for Weather Data (the first date that Weather Data is provided is referred to herein as the "Initial Service Date"). In no event shall the Initial Service Date be a date after three months from the date of this Agreement without the prior written consent of WeatherLabs.

2. Payment. "Fees" means, collectively, the following charges (in U.S. dollars): for a total cost of $36,000.00 per year.

 A. A service set-up fee of: $0.00, for which Company shall receive databases, related manuals, and up to 10 hours of technical support.

 B. Product Line Overview. Forecast products provide reliable and timely information for over 5000 U.S. cities and 2400 international locations. In addition to city level reporting, WeatherLabs can forecast for any zip code in the U.S. or for any latitude and longitude coordinate (geocode) worldwide.

    1.  Forecast Products.
        a.  24 hour detailed (morning, afternoon, evening, overnight).
        b.  5-day extended.
        c.  Long range climate/weather.

    2.  Real-time products.
        a.  Current hourly conditions.
        b.  Regional Doppler radar images.
        c.  Composite Doppler radar images.
        d.  Satellite maps.
        e.  Weather maps

    3.  Special Interest reports.
        a.  Ski reports for US and International resorts.
        b.  Airport delay forecasts.
        c.  Astronomy report.

    4.  Editorial products.
        a.  Weather stores.
        b.  Weather glossary
        c.  Barrington Report
        d.  Ask the WeatherLab
        e.  Educational weather information.

    5.  Weather Almanac.
        a.  "On this day" trivia.
        b. Monthly averages for thousands of cities worldwide with 30 year history.

 C. Additional fee of: 0. Technical support in excess of 10 hours will be charged at $100.00 per hour.

    Company shall pay all Fees to WeatherLabs within 30 calendar days after the receipt of the invoice. In addition to any other rights hereunder, Company shall pay to WeatherLabs interest equal to 1.5% of an unpaid Fee which is not disputed, for each 30 day period, or portion thereof, in which any Fee remains unpaid. The Fees may be made payable via company check or electronic wire transfer to WeatherLabs' global Citibank bank account from Company's bank.



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3.  Term of Agreement.

    (a) The term of this Agreement shall be for a period of one (1) year, commencing on the date hereof and continuing through and including the day immediately preceding the first (lst) anniversary of the date hereof (the "Initial Term"). Unless terminated by either party by providing a 90-day written notice prior to the expiration of the Initial Term, this Agreement will be automatically renewed on a year-to-year basis at the expiration of the Initial Term.

4.  Termination of Agreement.

    (a) After the expiration of the Initial Term, this Agreement may be terminated at the option of the non-defaulting party, by delivery of a written notice thereof to the defaulting party, specifying in reasonable detail the reason for termination, if (i) the defaulting party breaches or otherwise fails to perform or comply in a material respect with a material obligation or covenant, and such breach or failure is not cured to the non-defaulting party's reasonable satisfaction within 30 days receipt of such notice; or (ii) the defaulting party fails to comply strictly with the provisions of this Agreement. If the non-defaulting party is Company, then the sole and exclusive remedy of the Company shall be that WeatherLabs refunds to Company all Fees paid by Company up to the amount of the loss incurred. If the non-defaulting party is WeatherLabs, then the sole and exclusive remedy of WeatherLabs shall be that Company pays to WeatherLabs an amount equal to the unpaid Fees to have accrued the remainder of the Term of Agreement up to the amount of the loss incurred.

5.  Ownership.

    (a) All rights, title and interest in and to the Weather Data and any modifications or enhancements thereto, including all trademarks, copyrights and patent rights are and shall remain the exclusive property of WeatherLabs. This Agreement does not grant to Company or any of its affiliates or customers any right of ownership therein. The Weather Data, including any weather forecast contained therein may not be re-transmitted, re-distributed, re-sold or re-broadcast (in any electronic, video or print format) by the Company in whole or in part to any party, other than a Company user or subscriber on the Licensee Web Site in accordance with this Agreement, without the express written consent of WeatherLabs.

6.  Promotion.

    (a) Neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other. Notwithstanding the foregoing, Company hereby grants to WeatherLabs the right to issue an initial press release, the timing and wording of which will be subject to Company's reasonable approval, regarding the relationship between WeatherLabs and Company.





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7.  Representations and Warranties.

    (a) WeatherLabs warrants that it has full power and authority to provide the Weather Data hereunder and the Weather Data will conform to the specifications set forth in Exhibit A. WeatherLabs represents that it will deliver the Weather Data to Company in the form of electronic data file(s). The actual transfer method will be based on the standard Internet File Transfer Protocol (FTP), via the Internet. WeatherLabs makes no representation or warranty as to the capability of the Internet to provide a continuous online connection for delivery of the Weather Data. WeatherLabs will make commercially reasonable efforts to ensure that such online connection to the Internet is upheld. WeatherLabs does not warrant or guarantee the accuracy of its weather forecasts. All other warranties, including any WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE are hereby EXCLUDED.

    (b) The parties represent that they have the equipment and software necessary to adequately service the request by the counter party and by the users or subscribers for the information in question.

8.  Limitation of Liability.

    (a) Neither party shall be liable to the other for any special or consequential damages of any character, including without limitation, damages for loss of good will, lost revenue, lost prospective economic advantage or lost profit, arising from any performance or failure to perform under this Agreement, irrespective of whether or not such damages are foreseeable or whether or not any exclusive remedy is deemed to have failed, and each party hereby releases and waives any claims against the other party regarding such damages. WeatherLabs' liability to Company for damages arising out of the performance or breach of this Agreement shall not exceed the total Fees paid to WeatherLabs by Company under this Agreement. In no event shall WeatherLabs be liable for its failure to perform under this Agreement as a result of the malfunction of the connection to the Internet or Company's equipment or software.

9.  Confidentiality.

    (a) Each party will reasonably protect any and all information obtained about the other party and at a minimum provide the same safeguards afforded its own confidential information. Each party will keep confidential information to which it has access in the performance of this Agreement. Confidential information includes information contained herein with respect to Weather Data, and data bases that WeatherLabs provides to Company, as well as information relating to all Fees applicable to this Agreement. Confidential information shall not include information now or hereafter in the public domain, information already in the possession of the other party, information obtained from another source without obligation of confidentiality, information independently developed or information required by a court or government order.



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10.    General.

       (a) Notices. Except as otherwise permitted herein, any notices or consents required or permitted by this Agreement shall be in writing and delivered in person or by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by facsimile during regular business hours (provided that a confirmation copy follows by first-class U.S. Mail or any other method of delivery permitted under this Section), as follows unless such address is changed by written notice hereunder, and such notice shall be deemed given for purposes of this Agreement on the day that such writing is sent to the intended recipient thereof in accordance with the provisions of this Section:

(i)    IF TO:
       WeatherLabs:
       BRENDAN L. Larson, CEO
       WeatherLabs, Inc.
       187 Fremont Street
       San Francisco, California 94105 (USA)
       Phone: (415) 777-0577
       Fax: (415) 243-9679

(ii)   IF TO:
       Internet Century
       Bryan Ross
       400 E. Van Buren Ste. 545
       Phoenix, AZ 85004
       Phone: (602)716-0100
       FAX: (602)716-0200
       bryan@netcentury.com

       (b) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; provided, that such consent shall not be required with respect to any successor-in-interest to all or substantially all of either party's business or assets.

       (c) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

       (d) Captions. The captions and headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of any of the provisions hereof.



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f


       (e) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereon were upon the same instrument. This Agreement shall become effective when all parties hereto shall have executed and delivered counterparts hereof.

       (f) Entire Agreement. This Agreement, together with the Exhibits hereto and the other documents referred to herein, constitutes the sole and entire understanding between and among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may be modified only in writing, signed by both parties.

       (g) Waiver. The failure by either party to insist upon strict enforcement of any terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of the right to assert or rely upon any such terms on any future occasion.

       (h) Relationship of the Parties. The parties recognize that they are independent contractors and that neither is an agent, employee, partner or joint venturer of the other. Furthermore, neither party is authorized to waive any right, or assume or create any contract or obligation of any kind in the name of, or on behalf of, the other or to make any statement that it has the authority to do so.

       (i) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement

       (j) Reliance and Benefit. This Agreement is intended for the sole and exclusive benefit of the parties hereto, and is not intended to confer any benefit upon any other persons whatsoever. Except for the parties hereto, no other person shall have any right to rely upon this Agreement for any purpose whatsoever, absent the written consent of the party to be charged with such reliance.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WEATHERLABS, INC.

By: /s/ Brendan L. Larson
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Title: CEO
      --------------------
Internet Century

By: /s/ Jennifer Ferlaino
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Title: Secretary/Treasurer
      --------------------